UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Icon
Foothill Ranch, California  92610
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(949) 951-0991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Oakley, Inc. (the “Company”) approved, subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2007, by and among Luxottica Group S.p.A., an Italian corporation (“Luxottica”), Norma Acquisition Corp., a Washington corporation and an indirect wholly owned subsidiary of Luxottica, and the Company, the following modifications to the award of each participant in the Company's Long-Term Incentive Plan (the “LTIP”): (i) the total award payable in respect of each participant’s LTIP award will be equal to the sum of the (x) product of the applicable performance percentage and the participant’s target cash award and (y) product of the applicable performance percentage and the value of the participant’s target performance unit award (valued based on the price per share to be paid to Oakley shareholders in the merger contemplated by Merger Agreement); (ii) fifty percent (50%) of the participant’s LTIP award shall become payable at the Closing (as defined in the Merger Agreement) and, the remaining fifty percent (50%) shall be payable on the first anniversary of the Closing, subject to continued employment on such date; and (iii) the performance units component of the LTIP shall cease to exist and all payments under the LTIP shall be made in cash.  In the event the participant is terminated without cause or terminates his or her employment for good reason prior to the first anniversary of the Closing, the participant would be entitled to any unpaid portion of the LTIP award.

The Committee also determined that the applicable performance percentage in respect of the cash award portion of the LTIP shall be 150.67% of the target value and the applicable performance percentage in respect of the performance unit award portion of the LTIP shall be 220.67% of the target number of shares subject to each participant's award.  The aggregate payments under the modified LTIP awards to the Company's named executive officers are as follows: Scott Olivet - $1,636,456; Richard Shields - $659,001; Colin Baden - $755,454; Jon Krause - $658,417; Kent Lane - $603,907.

Finally, in full satisfaction of the Company’s obligation to make certain relocation payments as set forth in Mr. Olivet’s employment agreement with the Company, the Committee authorized the Company to make a cash payment to Mr. Olivet equal to the sum of $100,000 plus the amount necessary to gross up Mr. Olivet for taxes so that he would have no after-tax cost in respect of such relocation payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.

Date: November 9, 2007                                                              By:           /s/ Richard Shields
         Name:Richard Shields
         Title:  Chief Financial Officer